Exhibit 99.2

LETTER OF INTENT

Mr. Matthew Jennings, Pres.
Resource Energy, Inc.

Dear Mr. Jennings:

This letter of intent (this “Letter”) summarizes the principal terms of a proposal by Rockwall Holdings, Inc., a Nevada corporation (“Rockwall”), to acquire from the shareholders (the “Shareholders”) of  Resource Energy, Inc., a Nevada corporation (the “Company”), all of the issued and outstanding shares of capital stock of the Company, in exchange for $200,000 of newly issued restricted shares of Rockwall common stock valued  at the closing price of Rockwall’s common stock on the closing date (the “Transaction”).   Rockwall, the Company and the Shareholders are each referred to as a “Party” and, together, as the “Parties.”

This Letter sets forth certain non-binding understandings, in Part One, and certain binding agreements, in Part Two.

PART ONE

Upon execution of this Letter, the Parties will commence negotiating a definitive written stock purchase agreement providing for the Transaction (the “Agreement”). To facilitate the negotiation of the Agreement, Rockwall’s counsel will prepare an initial draft. The Agreement will contain the definitive provisions and conditions of the Transaction and representations, warranties, conditions and covenants customary for an acquisition of this size and type. Based on the information currently known to the Parties, it is proposed that the Agreement include the following terms:

1.      Basic Transaction

a.      Rockwall will issue $200,000 of newly issued shares of its common stock (the “Common Stock”) valued at the closing price of Rockwall’s shares of the Pink Sheets on the closing date to the Shareholders in exchange for 100% of the issued and outstanding shares of the Company.   Rockwall will assume and pay the $290,000 liability of the Company owed to Gary’s drilling at closing.  Rockwall will also infuse an additional $450,000 of capital into the Company to fund current projects of the Company ‘s oil drilling rigs.

b.      The closing of the Transaction (the “Closing”) will occur no later than one hundred twenty (120) days after execution of the Agreement, or as soon thereafter as possible (the “Closing Date”), at a place and time mutually agreed by the Parties.

2.      Due Diligence

a.      Subject to the terms set forth in Paragraph 8 below, each Party shall provide the other Party and its respective auditors, legal counsel and other authorized representatives all reasonable opportunity and access during the Party’s normal business hours to inspect and investigate the operations and business of Rockwall and the Company, as the case may be.

b.      The execution of the Agreement will be subject to the satisfactory conclusion, in the reasonable opinion of each Party, of such Party’s due diligence investigation.

3.      Conditions to Closing.

The consummation of Closing will be subject to the satisfaction of various customary conditions, including, without limitation, the following:

a.      Approval of the Transaction by Rockwall’s board of directors.

Confidential Letter of Intent

b.      Maintenance of Rockwall’s and the Company’s business in the ordinary course, and absence of any material adverse change in either such Party’s business or financial condition, subsequent to the signing of this Letter.

c.      Securing of any required governmental or third-party approvals, waivers or consents, including without limitation in connection with federal or state securities laws.

d.      Rockwall raising $740,000 of new capital prior to closing to fund the payment of the liability to Gary’s Drilling and fund the oil drilling rig projects.

e.      Gary Smith entering into a mutually agreeable two year employment agreement with the Company.

4.      Process and Administrative Provisions Concerning Negotiation and Closing.

a.      Each Party recognizes and agrees that process of working towards Closing requires the following procedures:

(1)            Negotiation and execution of the Agreement and other ancillary legal agreements; and

(2)           Due diligence by Rockwall, the Company and the Shareholders and their respective financial and legal representatives.

b.      Rockwall, the Shareholders and the Company and their counsel shall make themselves reasonably available for in-person negotiations and the Closing.  The Parties shall attempt to negotiate the Agreement and all ancillary agreements in person, to the extent practicable.

c.      Various administrative procedures will be agreed to by the Parties and will be followed which will permit the Transaction to proceed toward the Closing more quickly and efficiently.

5.      Financial Statements

Between the signing of this Letter and the Closing, the Company will prepare and cause to be audited its financial statements in accordance with GAAP for the Company’s last two fiscal years and cooperate with Rockwall in preparing pro forma financial statements. The Company will also cooperate and assist Rockwall in filing the aforementioned audited financial statements and pro forma financial statements with the U.S. Securities Exchange Commission within seventy (70) days from the Closing.

6. Fees and Costs of the Acquisition

Each Party shall pay their own costs and expenses incurred in connection with this Letter and the Transaction.

PART TWO

The provisions of paragraph 6 above, and following paragraphs (collectively, the “Binding Provisions”) are the legally binding and enforceable agreements of the Parties.

7.      Exclusivity

a.      Commencing upon execution of this Letter and continuing for a period of 75 calendar days from the date hereof, the Shareholders and the Company agree that they shall not, and will cause its financial adviser, agents and representatives not to, talk with or solicit proposals from any other potential buyers (the “Exclusivity Agreement”).

b.      Upon execution of the Agreement, the Parties will extend the Exclusivity Agreement, in writing, for a period not to exceed ninety (90) calendar days.

Confidential Letter of Intent

8.      Confidentiality

a.      The Parties agree to treat all information furnished by or on behalf of another party (collectively, the “Information”) in accordance with the provisions of this Paragraph 8 and to take, or abstain from taking, the other actions set forth herein. The Parties agree that the Information will be used solely for the purpose of evaluating the Acquisition and will be kept confidential by such Party, its officers, directors, employees, representatives, agents and advisors, provided that (i) any of the Information may be disclosed to the receiving Party’s officers, directors, employees, representatives, agents and advisors who need to know the Information for the purpose of evaluating the Acquisition and agree in writing to be bound by the terms of confidentiality set forth in this paragraph 8, (ii) any disclosure of the Information may be made as to which the disclosing Party has consented to in writing and (iii) the Information may be disclosed as required by law.

b.      If the Transaction is not consummated, each receiving Party shall return to the disclosing Party all material containing or reflecting the Information and will not retain any copies, extracts or other reproductions thereof. If any Party or any of its representatives are requested in any proceeding to disclose any of the Information, such Party will provide the disclosing Party with prompt prior written notice of such request so that the disclosing Party may seek a protective order or other appropriate remedy or waive compliance with the terms of this Letter.

c.      The Parties agree that, without the prior written consent of the other Parties, which may be withheld in such Party’s sole discretion, none of the Parties shall disclose any provision of this Letter, or its existence, to any third party.

9.      Public Disclosure.

Before the Closing and except as otherwise agreed by the Parties, no Party will make any public release of information regarding the Acquisition, except as may be required by such Party pursuant to any applicable law, rules, regulations or statutes.

10.                 Termination.

This Letter may be terminated by any Party upon written notice to the other Parties at any time after thirty (30) days from the date hereof if the Agreement is not executed prior to such date. Notwithstanding anything contained herein to the contrary, however, the mutual covenants and agreements of the Parties expressed in the Binding Provisions shall be binding whether or not the Agreement is executed and whether or not the Acquisition is consummated. Except as expressly provided in the Binding Provisions (or as expressly provided in any binding written agreement that the Parties may enter into subsequent to the execution hereof), no past or future action, course of conduct, or failure to act relating to the Acquisition, or relating to the negotiation or the terms of the Acquisition or the Agreement, will give rise to or serve as a basis for any obligation or other liability on the part of any of the Parties.

11.                 Counterparts.

This Letter may be executed in several counterparts all of which together shall constitute one and the same instrument with the same force and effect as though each of the Parties had executed the same document. Execution of this Letter by facsimile signature shall be valid and enforceable.

12.                 Governing Law.

This Letter is made and shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California without regard to the conflict of laws principles thereof as the same apply to agreements executed solely by residents of the State of California and wholly to be performed within the State of California.

13.                 Venue; Submission to Jurisdiction.

Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Nevada in any action or proceeding arising out of or relating to this Letter of Intent, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Letter in any other court. Each of the Parties waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

Confidential Letter of Intent

14.                 Expiration.

This offer will expire if a signed copy of this Letter is not delivered to Rockwall on or before April 30, 2010.

Yours truly,

ROCKWALL HOLDINGS, INC., a
Nevada corporation

By:  /s/ Kevin Wheeler
Name:  Kevin Wheeler
Title:  Chief Executive Officer

ACCEPTED AND AGREED:

RESOURCE ENERGY, INC., a Nevada
corporation

By:  /s/ Matthew Jennings
Name:  Matthew Jennings
Title:  Chief Executive Officer

SHAREHOLDERS

 /s/ Matthew Jennings
Matthew Jennings

/s/ Gary Smith
Gary Smith